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                                                                   EXHIBIT 23.02


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-53805) and the Registration Statement on Form S-8 (No. 333-86997) of Atlantic Data Services, Inc. of our report dated April 13, 1998 relating to the financial statements and schedule of Atlantic Data Services, Inc. as of March 31, 1998 and for the year then ended included in this Annual Report on Form 10-K for the year ended March 31, 2000.


                                                        /s/ Ernst & Young LLP

Boston, Massachusetts
June 16, 2000